Exhibit 10.27

 USL                  MASTER LEASE AGREEMENT
CAPITAL
_________________________________________________________________

LESSOR:   USL CAPITAL CORPORATION          LESSEE:   Iomega Corporation
ADDRESS:  733 Front Street                 ADDRESS:  1821 West Iomega Way
          San Francisco, California 94111            Roy, Utah 84607


                  TERMS AND CONDITIONS OF LEASE

The undersigned Lessee hereby requests Lessor to purchase the personal property described in any Equipment Schedule hereunder (herein called "Equipment") from supplier listed in any Equipment Schedule hereunder (herein called "Vendor" and/or "Manufacturer", as applicable) and to lease the Equipment to Lessee on the terms and conditions of the lease set forth below.

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Equipment upon the following terms and conditions:

1. NO WARRANTIES BY LESSOR. Lessee has selected the Equipment and may have entered into certain purchase, licensing, or maintenance agreements with the Vendor and/or Manufacturer (herein referred to as an "Acquisition Agreement") covering the Equipment as further described in Paragraph 26 hereof. If Lessee has entered into any Acquisition Agreement, each agreement shall provide for certain rights and obligations of the parties thereto with respect to the Equipment, and Lessee shall perform all of the obligations set forth in each Acquisition Agreement as if this lease did not exist. LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS." LESSOR SHALL HAVE NO LIABILITY FOR ANY LOSS, DAMAGE OR EXPENSE OF ANY KIND WHATSOEVER RELATING THERETO, INCLUDING WITHOUT LIMITATION ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER.

2. CLAIMS AGAINST VENDOR AND/OR MANUFACTURER. If the Equipment is not properly installed, does not operate as represented or warranted by Vendor and/or Manufacturer, or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against Vendor and/or Manufacturer pursuant to the Acquisition Agreement, if any, and shall, nevertheless, pay Lessor all rent payable under this lease. All warranties from Vendor and/or
Manufacturer are, to the extent they are assignable, hereby assigned to Lessee for the term of the lease or until an Event of Default occurs hereunder, for Lessee's exercise at Lessee's expense. Lessee may directly inquire with Vendor and/or Manufacturer to receive an accurate and complete statement of such warranties, including any disclaimers or limitations of such warranties or of any remedies with respect thereto.

3. VENDOR NOT AN AGENT. Lessee understands and agrees that neither Vendor, nor any sales representative or other agent of Vendor, is an agent of Lessor. Sales representatives or agents of Vendor, and persons that are not employed by Lessor (including brokers and agents) are not authorized to waive or alter any term or condition of this lease, and no representation as to the Equipment or any other matter by Vendor or any other person that is not employed by Lessor (including brokers and agents) shall in any way affect Lessee's duty to pay the rent and perform its other obligations as set forth in this lease.

4. NON-CANCELABLE LEASE. This lease and any Equipment Schedule hereto cannot be canceled or terminated except as expressly provided herein. Lessee agrees that its obligation to pay all rent and other sums payable hereunder and the rights of Lessor in and to such rent are absolute and unconditional and are not subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor, any assignee, any Manufacturer or Vendor, or against any person for any reason whatsoever.

5. ORDERING EQUIPMENT. Lessee shall arrange for delivery of the Equipment so that it can be accepted in accordance with Paragraph 6 hereof within 90 days after the date on which Lessor accepts Lessee's offer to enter into this lease with respect to any Equipment Schedule or by such other date as may be set forth in an Equipment Schedule or Commitment Letter issued by Lessor as the Commitment Expiration Date. Unless otherwise specified on the Equipment Schedule, Lessee shall be responsible for all transportation, packing, installation, testing and other charges in connection with the delivery, installation and use of the Equipment. Lessee hereby authorizes Lessor to insert in any Equipment Schedule hereunder the serial numbers and other identification data of Equipment when determined by Lessor.

6. ACCEPTANCE. Lessee acknowledges that for purposes of receiving or accepting the Equipment from Vendor, Lessee is acting on Lessor's behalf. Upon delivery of the Equipment to Lessee and Lessee's inspection thereof, Lessee shall furnish Lessor a written statement (a) acknowledging receipt of the Equipment in good condition and repair and (b) accepting it as satisfactory in all respects for the purposes of this lease (the "Certificate of Acceptance"). The date of receipt and acceptance of the Equipment covered by an Equipment Schedule (or any later date that Lessor chooses) shall be the Rent Commencement Date therefor. Lessor is authorized to fill in on any Equipment Schedule hereunder the Rent Commencement Date in accordance with the foregoing.

7. TERMINATION BY LESSOR. If, by the Commitment Expiration Date, the Equipment described in any Equipment Schedule has not been delivered to Lessee and accepted by Lessee as provided in Paragraph 6 hereof, or if other conditions of Lessor's Commitment Letter, if any, have not been met, then Lessor may, at its option, terminate this lease and its obligations hereunder with respect to such Equipment Schedule at any time after the expiration of such 90 days or any date after the Commitment Expiration Date, as applicable. Lessor shall give Lessee written notice whether or not it elects to exercise such option within 10 days after Lessor's receipt of Lessee's written request for such notice.

8. TERM. The term of this lease commences upon the Rent Commencement Date, as provided in Paragraph 9 below. The term shall continue until all of Lessee's obligations are fulfilled hereunder. The initial Term with respect to any Equipment Schedule begins on the Rent Commencement Date for such Equipment Schedule (as defined in Paragraph 6) and expires after the later of (I) the number of periods for which the rent payments are due, or (ii) the date Lessee fulfills all Lessee's obligations hereunder.

9. RENTAL. Lessee shall pay the rent payments as stated on each Equipment Schedule, the first of which shall be due on the Rent Commencement Date for said Equipment Schedule, and subsequent payments shall be due on the same day of each calendar period as indicated on the Equipment Schedule for the balance of the Initial Term. Rent payments shall be due whether or not Lessee has received any notice that such payments are due. All rent payments shall be paid to Lessor at its address set forth on the Equipment Schedule or as otherwise directed by Lessor in writing.

10. RENEWAL. If no default shall have occurred and be continuing, Lessee shall be entitled to renew the lease with respect to all, but not less than all, of the Equipment covered by an Equipment Schedule for a minimum 12 month period at an amount equal to the fair market rental value thereof, in use and operational, in the condition required by the lease, payable on a periodic basis, as mutually agreed by Lessor and Lessee ("Renewal Rent"). Lessee must give Lessor written notice of its intention to exercise said option, which notice must be received by Lessor at least 90 days before expiration of the Initial Term. The first installment of the Renewal Rent shall be due at expiration of the Initial Term of the lease. Should Lessee fail to comply with the provisions described above covering Renewal, upon expiration of the Initial Term, the term of the lease shall be automatically extended for a term of 3 months. Thereafter, the term of the lease will be extended for subsequent full month periods, on a month to month basis, until Lessee has given at least 90 days written notice terminating the lease. Such termination will take effect upon completion of all Lessee's obligations under the lease (including payment of all periodic rental payments due during such 90 day period, as provided in Paragraph 9 of the lease). At any time after the expiration of the Initial Term, if the lease has been automatically extended as set forth herein, Lessor reserves the right to terminate the lease by 30 days written notice to Lessee.

11. LOCATION; INSPECTION; LABELS. The Equipment shall be delivered to and shall not be removed without Lessor's prior written consent from the "Equipment Location" shown on the related Equipment Schedule, or if none is specified, Lessee's billing address shown on the Equipment Schedule. Lessor shall have the right to inspect the Equipment at any reasonable time. If Lessor supplies Lessee with labels stating that the Equipment is owned by Lessor, Lessee shall affix such labels to and keep them in a prominent place on the Equipment.

12. REPAIRS; USE; ALTERNATIONS. Lessee, at its own cost and expense, shall keep the Equipment in the same condition as when delivered to Lessee, reasonable wear and tear excepted, and in accordance with the manufacturer's recommended specifications; shall use the Equipment lawfully; shall not alter the Equipment without Lessor's prior written consent; shall use the Equipment in compliance with any existing Manufacturer's service and warranty requirements and any insurance policies applicable to the Equipment and shall furnish all parts and servicing required therefor. All parts, repairs, additions, alterations and attachments placed on or incorporated into the Equipment which cannot be removed without damage to the Equipment shall immediately become part of the Equipment and shall be the property of the Lessor. Lessee will obtain and maintain all permits, licenses and registrations necessary to lawfully operate the facility where the Equipment is located. Lessee shall comply with all applicable environmental and industrial hygiene laws, rules and regulations (including but not limited to federal, state, and local environmental protection, occupational, health and safety or similar laws, ordinances and restrictions). Lessee shall, not later than 5 days after the occurrence of any event, provide Lessor with copies of any report of such event that is required to be filed with governmental agencies regulating environmental claims. Lessee shall immediately notify Lessor in writing of any existing, pending or threatened investigation, inquiry, claim or action by any governmental authority in connection with any law, rule or regulation relating to industrial hygiene or environmental conditions that could affect the Equipment.

13, MAINTENANCE. If the Equipment is such that Lessee is not normally capable of maintaining it, Lessee, at its expense, shall enter into and maintain in full force and effect throughout the Initial Term, and any renewal term, Vendor and /or Manufacturer's standard maintenance contract, and shall comply with all its
obligations thereunder.   An alternate source of maintenance may be used with
Lessor's prior written consent. Such consent shall be granted if, in Lessor's reasonable opinion, the Equipment will be maintained in an equivalent state of good repair, condition and working order.

14. SURRENDER. Provided that Lessee does not exercise the purchase option as set forth in Paragraph 28 hereof, upon the expiration of the Initial Term, or any renewal term, or upon demand by Lessor made pursuant to Paragraph 22 of the lease, Lessee, at its expense, shall return all, but not less than all, of the Equipment by delivering it to such place or on board such carrier, packed for shipping, as Lessor may specify. Lessee agrees that the Equipment, when returned, shall be in the same condition as when delivered to Lessee, reasonable wear and tear excepted, and in a condition which will permit Lessor to be eligible for Manufacturer's standard maintenance contract without incurring any expense to repair or rehabilitate such Equipment. Lessee shall be liable for reasonable and necessary expenses to place the Equipment in such condition. Lessee shall remain liable for the condition of the Equipment until it is received and accepted at the destination designated by Lessor as set forth above. If any items of Equipment are missing or damaged when returned, such occurrence shall be treated as an event of Loss or Damage with respect to such missing or damaged items and shall be subject to the terms specified in Paragraph 15 below. Lessee shall provide Lessor with a Letter of Maintainability from the Manufacturer of the Equipment, which letter shall state that the Equipment will be eligible for the Manufacturer's standard maintenance contract when sold or leased to a third party. Lessee shall give Lessor prior written notice that it is returning the Equipment as provided above, and such notice must be received by Lessor at least 90 days prior to such return. Should Lessee fail to comply with the provisions described above covering surrender, upon expiration of the Initial Term, the term of the lease shall be automatically extended for a term of 3 months. Thereafter, the term of the lease will be extended for subsequent full month periods, on a month to month basis, until Lessee has given at least 90 days written notice terminating the lease. Such termination will take effect upon completion of all Lessee's obligations under the lease (including payment of all periodic rental payments due during such 90 day period as provided in Paragraph 9 of the lease).

15. LOSS OR DAMAGE. Lessee shall bear the entire risk of loss, theft, destruction of or damage to the Equipment or any item thereof (herein "Loss or Damage") from any cause whatsoever. No Loss or Damage shall relieve Lessee of the obligation to pay rent or of any other obligation under this lease. In the event of Loss or Damage, Lessee, at the option of Lessor, shall: (a) place the same in good condition and repair; (b) replace the same with like equipment acceptable to Lessor in good condition and repair with clear title thereto in
Lessor; or   pay to Lessor the total of the following amounts; (I) the total rent and other amounts due and owing at the time of such payment, plus (ii) an amount calculated by Lessor which is the present value at 5% per annum simple interest discount of all rent and other amounts payable by Lessee with respect to said item from date of such payment to date of expiration of its Initial Term, plus (iii) the "reversionary value" of the Equipment, which shall be determined by Lessor as the total cost of the Equipment less 60% of the total rent (net of sales/use taxes, if any) required to be paid pursuant to Paragraph 9. Upon Lessor's receipt of such payment, Lessee and./or Lessee's insurer shall be entitled to Lessor's interest in said item, for salvage purposes, in its then condition and location, "as-is", without any warranty, express or implied.

16. INSURANCE. Lessee shall provide, maintain and pay for (a) all risk property insurance against the loss or theft of or damage to the Equipment, for the full replacement value thereof, naming Lessor as a loss payee, and (b) commercial general liability insurance (and if Lessee is a doctor, hospital or other health care provider, medical malpractice insurance). All such policies shall name Lessor as an additional insured and shall have combined single limits in amounts acceptable to Lessor. All such insurance policies shall be endorsed to be primary and non-contributory to any policies maintained by Lessor. In addition, Lessee shall cause Lessor to be named as an additional insured on any excess or umbrella policies purchased by Lessee. A copy of each paid-up policy evidencing such insurance (appropriately authenticated by the insurer) or a certificate of the insurer providing such coverage proving that such policies have been issued, providing the coverage required hereunder shall be delivered to Lessor prior to the Rent Commencement Date. All insurance shall be placed with companies satisfactory to Lessor and shall contain the insurer's agreement to give 30 days written notice to Lessor before cancellation or any material change of any policy of insurance.

17. TAXES. Lessee shall reimburse to Lessor (or pay directly if, but only if, instructed by Lessor) all charges and taxes (local, state and federal) which may now or hereafter be imposed or levied upon the sale, purchase, ownership, leasing, possession or use of the Equipment, excluding, however, all income taxes levied on (a) any rental payments made to Lessor hereunder, (b) any payment made to Lessor in connection with Loss or Damage to the Equipment under Paragraph 15 hereof, or any payment made to Lessor in connection with Lessee's exercise of its purchase option under Paragraph 28 hereof.

18. LESSOR'S PAYMENT. If Lessee fails to provide or maintain said insurance, to pay said taxes, charges or fees, or to discharge any levies, liens and encumbrances created by Lessee, Lessor shall have the right, but shall not be obligated, to obtain such insurance, pay such taxes, charges and fees, or effect such discharge. In that event, Lessee shall remit to Lessor the cost thereof with the next rent payment.

19. INDEMNITY, (A) General Indemnity. Lessee shall indemnity Lessor against and hold Lessor harmless from any and all claims, actions, damages, costs, expenses including reasonable attorneys' fees, obligations, liabilities and liens (including any of the foregoing arising or imposed under the doctrines of "strict liability" or "product liability" and including without limitation the cost of any fines, remedial action, damage to the environment and cleanup and the fees and costs of consultants and experts), arising out of the manufacture, purchase, lease, ownership, possession, operation, condition, return or use of the Equipment, or by operation of law, excluding however, any of the foregoing resulting from the sole negligence or willful misconduct of Lessor. Lessee agrees that upon written notice by Lessor of the assertion of such a claim, action, damage, obligation, liability or lien, Lessee shall assume full responsibility for the defense thereof. Lessee's choice of counsel shall be mutually acceptable to both Lessee and Lessor. This indemnity also extends to any environmental claims arising out of or relating to prior acts or omissions of any party whatsoever. The provisions of this paragraph shall survive termination of this lease with respect to events occurring prior to such termination. ((b) Tax Indemnity.
Lessee acknowledges that Lessor shall be entitled to all tax benefits of ownership with respect to the Equipment (the "Tax Benefits"), including but not limited to, (I) the accelerated cost recovery deductions determined in accordance with Section 168(b)(1) of the Internal Revenue Code of 1986 for the Equipment based on the original cost of the Equipment to Lessor
(ii) deductions for interest on any indebtedness incurred by Lessor to finance the Equipment and (iii) sourcing of income and losses attributable to this lease to the United States. Lessee represents that the Equipment shall be depreciable for Federal tax purposes utilizing the MACRS Recovery Period as set forth in the Equipment Schedule, with such depreciation commencing as of the date of Equipment acceptance by Lessee as set forth on the Certificate of Acceptance. Lessee agrees to take no action inconsistent with the foregoing or any action which would result in the loss, disallowance or unavailability to Lessor of all or any part of the Tax Benefits. Lessee hereby indemnifies and holds harmless Lessor and its assigns from and against (I) the loss, disallowance, unavailability or recapture of all or any part of the Tax Benefits resulting from any action, statement, misrepresentation or breach of warranty or covenant by Lessee of any nature whatsoever including but not limited to the breach of any representations, warranties or covenants contained in this paragraph, plus
(ii) all interest, penalties, fines or additions to tax resulting from such loss, disallowance, unavailability or recapture, plus (iii) all taxes required to be paid by Lessorupon receipt of the indemnity set forth in this paragraph. Any payments made by Lessee to reimburse Lessor for lost Tax Benefits shall be calculated (I) on the assumption that Lessor is subject to the maximum Federal Corporate Income Tax with respect to each year and that all Tax Benefits are currently utilized, and (ii) without regard to whether Lessor or any members of a consolidated group of which Lessor is also a member is then subject to any increase in tax as a result of the loss of Tax Benefits. For the purposes of this paragraph, "Lessor" includes for all tax purposes the consolidated taxpayer group of which Lessor is a part.
  Payment. The amounts payable pursuant to this Paragraph 19 shall be payable upon demand of Lessor, accompanied by a statement describing in reasonable detail such claim, action, damage, cost, expense, fee, obligation, liability, lien or tax and setting forth the computation of the amount so payable, which computation shall be binding and conclusive upon Lessee, absent manifest error. The indemnities and assumptions of liabilities and obligations contained in this Paragraph 19 shall continue in full force and effect notwithstanding the expiration or other termination of this Lease.

20. ASSIGNMENT. Without Lessor's prior written consent, Lessee shall not assign, transfer, pledge, hypothecate or otherwise dispose of this lease, the Equipment, or any interest therein. Lessee's interest in this lease may not be assigned or transferred by operation of law without Lessor's prior written consent, which will not be unreasonably withheld. Without Lessor's prior written consent, Lessee shall not sublet or lend the Equipment or permit it to be used by anyone other than Lessee or Lessee's employees. Lessor may assign this lease in whole or in part without notice to Lessee. If Lessee is given notice of such assignment it agrees to acknowledge receipt thereof in writing. Each such assignee shall have all of the rights, but none of the obligations, of Lessor under this lease. Lessee shall not assert against assignee any defense, counterclaim or offset that Lessee may have against Lessor. Notwithstanding any such assignment, Lessor warrants that Lessee shall quietly enjoy use of the Equipment subject to the terms and conditions of this lease so long as Lessee is not in default hereunder. Subject to the foregoing, this lease inures to the benefit of and is binding upon the successors and assigns of the parties hereto.

21. DELINQUENT PAYMENTS. (a) Service Charge. Since it would be impractical or extremely difficult to fix Lessor's actual damages for collecting and accounting for a late payment, if any payment to Lessor required herein (including, but not limited to, rental, renewal, tax, purchase and other amounts) is not paid on or before its due date, Lessee shall pay to Lessor an amount equal to 5% of any such late payment. (B) Interest. Lessee shall also pay interest on any such late payment from the due date thereof until the date paid at the lessor of 18% per annum or the maximum rate allowed by law.

22,  DEFAULT; REMEDIES.  Any of the following shall constitute an Event of
Default: If a) Lessee fails to pay when due any rent or other amount required herein to be paid by Lessee, or b) Lessee makes an assignment for the benefit of creditors, whether voluntary or involuntary, or c) a petition is filed by or against Lessee under any bankruptcy, insolvency or similar legislation, or d) Lessee violates or fails to perform any provision of either this lease or any Acquisition Agreement, or violates or fails to perform any covenant or representation made by Lessee herein, or e) Lessee makes a bulk transfer of furniture, furnishings, fixtures or other equipment or inventory, or f) Lessee ceases doing business as a going concern or there is a change in the legal structure of ownership of Lessee, or a consolidation or merger of Lessee into or with another entity, which results, in the opinion of Lessor, in a material adverse change in Lessee's ability to perform its obligations under the lease, or g) any representation or warranty made by Lessee in this lease or in any other document or agreement furnished by Lessee to Lessor shall prove to have been false or misleading in any material respect when made or when deemed to have been made. An Event of Default with respect to any Equipment Schedule shall constitute an Event of Default for all Equipment Schedules. Lessee shall promptly notify Lessor of the occurrence of any Event of Default.

     If an Event of Default occurs, Lessor shall have the right to exercise any one or more of the following remedies in order to protect the interest and reasonably expected profits and bargains of Lessor: a) Lessor may terminate this lease with respect to all or any part of the Equipment, b) Lessor may recover from Lessee all rent and other amounts then due and as they shall thereafter become due hereunder, c) Lessor may take possession of any or all items of Equipment, wherever the same may be located, without demand or notice, without any court order or other process of law and without liability to Lessee for any damages occasioned by such taking of possession, and any such taking of possession shall not constitute a termination of this lease, d) Lessor may recover from Lessee, with respect to any and all items of Equipment, and with or without repossessing the Equipment the sum of (1) the total amount due and owing to Lessor at the time of such default, plus (2) an amount calculated by Lessor which is the present value at 5% per annum simple interest discount of all rent and other amounts payable by Lessee with respect to said item(s) from date of such payment to date of expiration of its Initial Term, plus (3) the "reversionary value" of the Equipment, which shall be determined by Lessor as the total cost of the Equipment less 60% of the total rent (net of sales/use taxes, if any) required to be paid pursuant to Paragraph 9; and which the parties agree is a reasonable estimate of such value; and upon the payment of all amounts described in clauses (1), (2) and (3) above, and e) Lessor may pursue any other remedy available at law or in equity, including but not limited to seeking damages or specific performance and/or obtaining an injunction.

     No right or remedy herein conferred upon or reserved to Lessor is exclusive of any right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time, but Lessor shall not be entitled to recover a greater amount in damages than Lessor could have gained by receipt of Lessee's full, timely and complete performance of its obligations pursuant to the terms of this lease plus accrued delinquent payments under Paragraph 21.

23. LESSOR'S EXPENSE. Lessee shall pay Lessor all costs and expenses, including reasonable attorneys' fees and the fees of collection agencies, incurred by Lessor in enforcing any of the terms, conditions, or provisions hereof or in protecting Lessor's rights herein. Lessee's obligation hereunder includes all such costs and expenses expended by Lessor (a) prior to filing of
an action, (b) in connection with an action which is dismissed, and   in the
enforcement of any judgment. Lessee's obligation to pay Lessor's attorneys' fees incurred in enforcing any judgment is a separate obligation of Lessee, severable from Lessee's other obligations hereunder, which obligation will survive such judgment and will not be deemed to have been merged into such judgment.

24. OWNERSHIP; PERSONAL PROPERTY. The Equipment shall at all times remain the property of Lessor and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this lease and the Equipment shall at all times be and remain personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner, affixed or attached to real property or any improvements thereon.

25. NOTICES. Service of all notices under this lease shall be sufficient if given personally or mailed to the respective party at its address set forth on any Equipment Schedule, or at such address as either party may provide in writing from time to time. Any such notice mailed to said address shall be effective when deposited in the United States mail, duly addressed and with postage prepaid.

26. ACQUISITION AGREEMENTS. If the Equipment is subject to any Acquisition Agreement, Lessee, as part of this lease, transfers and assigns to Lessor all of its rights, but none of its obligations (except for Lessee's obligation to pay for the Equipment conditioned upon Lessee's acceptance in accordance with Paragraph 6), in and to the Acquisition Agreement, including but not limited to the right to take title to the Equipment. Lessee shall indemnify and hold Lessor harmless in accordance with Paragraph 19 from any liability resulting from any Acquisition Agreement as well as liabilities resulting from any Acquisition Agreement Lessor is required to enter into on behalf of Lessee or with Lessee for purposes of this lease.

27. UPGRADES. Any existing lease between Lessor and Lessee subject to an "upgrade" program shall continue in full force and effect and shall be kept free of default by Lessee (even if the equipment covered by the existing lease is sold, traded-in, etc.) Until any such existing lease is canceled by Lessor when, if applicable, the new Equipment is accepted by Lessee for all purposes of this lease.

28. PURCHASE OPTION. If no default shall have occurred and be continuing, Lessee shall be entitled, at its option upon written notice to Lessor, which notice must be received by Lessor at least 90 days prior to the end of either the Initial Term or any renewal term of any Equipment Schedule, to purchase all, but not less than all, of the Equipment covered by such Equipment Schedule from Lessor at the end of the Initial Term or any renewal term for such Equipment Schedule at a purchase price equal to the then fair market value of the Equipment in use and operational, in the condition required by the lease, as mutually agreed by Lessor and Lessee. On a date which is no later than the expiration date of the Initial Term or any renewal term, as applicable, Lessee shall pay to Lessor the purchase price for the Equipment covered by such Equipment Schedule (plus any taxes levied thereon) and Lessor shall sell the Equipment "as-is where-is" without any warranties expressed or implied.

29. RELATED EQUIPMENT SCHEDULES. In the event that any Equipment Schedule hereunder shall include Equipment that may become attached to, affixed to, or used in connection with Equipment covered under another Equipment Schedule hereunder ("Related Equipment Schedule"), Lessee acknowledges the following: (a) if Lessee elects to exercise a purchase option or renewal option under any Equipment Schedule, if provided; or (b) if Lessee elects to return the Equipment under any Equipment Schedule as described in Paragraph 14, then Lessor, at its discretion, may require the similar disposition of all Related Equipment Schedules as provided for by this lease.

30. MISCELLANEOUS. This instrument and any Commitment Letter issued by Lessor and any Equipment Schedule hereunder constitutes the entire agreement between Lessor and Lessee, and shall not be amended, altered or changed except by a written agreement signed by the parties hereto, and in the case of Lessor, such agreement shall not be valid unless executed by Lessor at Lessor's home office. To the extent any provision of this lease may be determined to be invalid or unenforceable, it shall be ineffective without affecting the other provisions of this lease. To the extent permitted by applicable law, Lessee hereby waives any provisions of law which render any provision of this lease unenforceable in any respect. Unless specified otherwise, in the event such written agreement is attached to and made a part of an Equipment Schedule, the terms and conditions of said written agreement shall apply only to said Equipment Schedule and shall not apply to any other Equipment Schedule attached to and made a part of this lease. In the event Lessee issues a purchase order to Lessor covering Equipment to be leased hereunder, it is agreed that such purchase order is issued for purposes of authorization and Lessee's internal use only, and none of its terms and conditions shall modify the terms and conditions of this lease and/or related documentation, or affect Lessor's responsibility to Lessee as defined in this documentation, or affect Lessor's responsibility to Lessee as defined in this lease. An executed Equipment Schedule that incorporates by reference the terms of this Master Lease Agreement, marked "Original," shall be the original of the lease for the Equipment described therein for all purposes.
All other executed counterparts of the lease shall be marked "Duplicate." To the extent the lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code of the applicable jurisdiction, no security interest in the lease may be created through the transfer of possession of any counterpart other than the Original of the lease, Lessor reserves the right to charge Lessee fees for its provision of additional administrative services related to the lease requested by Lessee. Lessee shall provide Lessor with such corporate resolutions, opinions of counsel, financial statements, and other documents (including documents for filing or recording) as Lessor may request from time to time. LESSEE
REPRESENTS  AND WARRANTS THAT ALL CREDIT AND FINANCIAL INFORMATION SUBMITTED
TO LESSOR HEREWITH OR AT ANY OTHER TIME IS TRUE AND CORRECT. LESSEE HEREBY APPOINTS LESSOR OR ITS
ASSIGNEE ITS TRUE AND LAWFUL ATTORNEY IN FACT TO EXECUTE ON BEHALF OF LESSEE ALL UNIFORM COMMERCIAL CODE FINANCING STATEMENTS OR OTHER DOCUMENTS WHICH, IN LESSOR'S DETERMINATION, ARE NECESSARY TO SECURE LESSOR'S INTEREST IN SAID EQUIPMENT. The filing of UCC Financing Statements is precautionary and shall not be evidence that the lease is intended as security. If for any reason this agreement is determined not to be a lease, Lessee hereby grants Lessor a security interest in the lease, the Equipment or collateral pertaining thereto and the proceeds thereof, including re-lease, sale or disposition of the Equipment or other collateral. If more than one Lessee is named in this lease, the liability of each shall be joint and several. Time is of the essence with respect to this lease, Lessee represents and warrants that the Equipment is being leased hereunder for business purposes. The descriptive headings which are used in this lease are for convenience of the parties only and shall not affect the meaning of any provision of the lease. Any failure of the Lessor to require strict performance by the Lessee or any waiver by Lessor of any provision herein shall not be construed as a consent or waiver of any other breach of the same or of any other provision. This agreement shall be governed by the laws of the state of California (without giving effect to principles of conflicts of law thereof).

31. LESSEE'S REPRESENTATIONS; WAIVER OF JURY TRIAL. Lessee represents and warrants, as of the date of this lease: (a) Lessee is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, and is duly qualified to do business wherever necessary to carry on its present business and operations and to own its property; (b)
this lease (and any Equipment Schedule entered into pursuant to this lease)
has been duly authorized by all necessary action on the part of the Lessee, duly executed and delivered by authorized officers or agents of Lessee, does not require any further shareholder or partner approval, does not require the approval of, or the giving notice to, any federal, state, local or foreign governmental authority, does not contravene any law binding on Lessee or contravene any certificate or articles of incorporation or by-laws or partnership certificate or agreement, or any agreement, indenture or other instruments to which Lessee is a party or by
which it or any of its assets or property may be bound;   this lease (and any
Equipment Schedule entered into pursuant to this lease) constitutes the legal, valid and binding obligation of Lessee and is enforceable in accordance with its terms; (d) all credit and financial information, and all other information submitted to Lessor at any time is true and correct, and there does not exist any pending or threatened action or proceeding before any court or administrative agency which might materially adversely affect Lessee's financial condition or operations; (e) Lessee agrees to furnish to Lessor (I) as soon as available, and in any event within 120 days after the last day of each fiscal year of Lessee, a copy of the financial statements of Lessee as of the end of such fiscal year, certified by an independent certified public accounting firm; (ii) at any time if requested by Lessor, a copy of quarterly financial statements certified by the principal financial officer of Lessee; and (iii) such additional information concerning Lessee as Lessor may reasonably request. LESSEE AND LESSOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS LEASE OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION HEREWITH.

32. COMMITMENT FEE REQUIREMENT. Lessee agrees, with respect to each transaction, to pay the commitment fee specified in Lessor's proposal for such transaction or in the Equipment Schedule related thereto. This commitment fee is given in consideration for Lessor's costs and expenses in investigating and appraising and/or establishing credit for Lessee. This commitment fee shall not be refunded unless Lessor declines to accept Lessee's offer to enter into the lease. Upon Lessor's acceptance of Lessee's offer to enter into the lease, unless otherwise specified in the proposal or Equipment Schedule, the amount shall be applied to the first period's rent payment. Lessee acknowledges that Lessor's act of depositing any commitment fee into Lessor's bank account shall not in itself constitute Lessor's acceptance of Lessee's offer to enter into the lease.

IN WITNESS WHEREOF, the parties have executed this Master Lease Agreement effective as of the first date it is executed by Lessee below.

USL CAPITAL CORPORATION (LESSOR)   IOMEGA CORPORATION (LESSEE)   TITLE   DATE
BY                                 BY
Name ___________________________        x/s/ Jerol S. Garner
                                        Asst. Treasurer       8/29/95
Title __________________________   BY
                             x
_______________________________________________
Business Unit ________________________
HOME OFFICE 733 FRONT STREET,      ____________________(CO-LESSEE)TITLE  DATE
SAN FRANCISCO, CA 94111 (415) 627-9000       BY
Not valid unless executed by Lessor at Lessor's home office x
_____________________________________________



 USL
CAPITAL    EQUIPMENT SCHEDULE/CERTIFICATE OF ACCEPTANCE

Equipment Schedule to Master Lease Agreement dated August 29, 1995


     LESSOR                                  LESSEE
USL Capital Corporation                      Iomega Corporation
733 Front Street                             1821 West Iomega Way
San Francisco, California 94111                        Roy, Utah 84607

All terms and conditions of the above referenced Master Lease Agreement are hereby expressly incorporated into this Equipment Schedule and made a part hereof as if such terms and conditions were fully set forth herein. By their execution of the Equipment Schedule, the parties reaffirm all terms and conditions of the Master Lease Agreement except as they may be modified hereby.

TOTAL COST OF EQUIPMENT TO LESSOR: $1,397,390.00  EQUIPMENT: AS SET FORTH ON
THE
                                        EXHIBIT A ATTACHED HERETO:

# OF RENT                               EQUIPMENT LOCATION (ADDRESS,
PAYMENTS  RENTAL AMOUNT  FREQUENCY      CITY, STATE, ZIP CODE)
36        $44,574.09     Monthly        1821 West Iomega Way, Building #3
                                        Roy, Utah 84607

INITIAL TERM
(MONTHS)                                  X   IN CITY LIMITS __ NOT IN
CITY
    36                                       LIMITS WEBER COUNTY

COMMITMENT FEE: $24,000.00                   EQUIPMENT CONTACT

VENDOR NAME and ADDRESS                 NAME: Jerol Garner, Assistant Treasurer
                                        PHONE: (801) 778-1000
Helios, Inc.
1020 Stewart Drive
Sunnyvale, CA 94056                          INVOICING ADDRESS

                                        Same

VENDOR CONTACT

NAME: Gary Nichols, Project Manager or Andrea Shipp         INVOICE CONTACT
PHONE: (406) 732-8206; (406) 732-5427 (fax)
                                        NAME: Accounts Payable
                                        PHONE: (801) 778-1000

MACRS RECOVERY PERIOD ___ YEARS
                                        LESSEE REFERENCE NUMBER:
SPECIAL TERMS: THE TERMS AND CONDITIONS OF THE ABOVE REFERENCED MASTER LEASE AGREEMENT ARE HEREBY MODIFIED FOR THIS EQUIPMENT SCHEDULE AS FOLLOWS: In Paragraph 28, PURCHASE OPTION, the first sentence is deleted and replaced by the following sentence: "If no default shall have occurred and be continuing, Lessee shall have the option to purchase the Equipment for one dollar ($1.00) at the end of the Initial Term."
WE CERTIFY THAT THE EQUIPMENT DESCRIBED IN THAT ATTACHED EXHIBIT "A" HAS BEEN INSTALLED, OPERATES PROPERLY, AND IS, THEREFORE, ACCEPTED FOR PURPOSES OF THE LEASE.

WE REQUEST THAT LESSOR PAY THE VENDOR FOR THE EQUIPMENT AND WE UNDERSTAND THAT RENTAL PAYMENTS WILL COMMENCE.

ATTACHMENTS: IN ADDITION TO EXHIBIT A, THE FOLLOWING EXHIBITS ARE ATTACHED HERETO AND INCORPORATED HEREIN.

Exhibit B, Exhibit S, Indenture and Bill of Sale, Exhibit A to Indenture and Bill of Sale, Quitclaim Bill of Sale

IN WITNESS WHEREOF, the parties have executed this Equipment Schedule effective as of the first date it is executed by Lessee below.

USL CAPITAL CORPORATION (LESSOR)   LESSEE SIGNATURE         TITLE          DATE
BY                            BY                  Asst. Treasurer     8/29/95
x __________________________________    x/s/ Jerol S. Garner
TITLE               BUSINESS UNIT  BY
x __________________________________    x _________________
HOME OFFICE 733 FRONT STREET,      CO-LESSEE SIGNATURE TITLE          DATE
SAN FRANCISCO, CA 94111            BY
                              x _________________
Not valid unless executed by Lessor at Lessor's home office
                                                            LEASE
INTERNAL USE   COMMITMENT DATE     RENT COMMENCEMENT DATE   NO.
ONLY


  USL
CAPITAL                     EXHIBIT A

                      EQUIPMENT DESCRIPTION

           to Equipment Schedule dated August 29, 1995


DESCRIPTION (Include Quantity, Model #, Serial #)                     COST

(7) Hellios Incorporated, Three spindle, 3-Up ServoWriter stations and peripherals/options as specified in the Helios proposal #1903-12 dated 2/2/94. The following is a
     breakdown of each unit by serial number and cost:

     Serial #                      Cost
     031595-01            $221,830.00
     050995-03             204,830.00
     040695-01             204,000.00
     061495-05             193,800.00
     062695-06             193,800.00
     073195-09             189,565.00
     081195-12             189,565.00



                                SUBTOTAL (THIS PAGE) $ __________

                                         TOTAL COST $1,397,390.00

                                           LESSEE INITIALS /S/JSG

                                                      PAGE 1 OF 1

  USL
CAPITAL                     EXHIBIT B




     AMENDMENT TO EQUIPMENT SCHEDULE(S) DATED August 29, 1995

               TO MASTER LEASE AGREEMENT ("LEASE")

                             BETWEEN

                USL CAPITAL CORPORATION ("LESSOR")

                               AND

                  IOMEGA CORPORATION ("LESSEE")


     With respect to the above referenced Equipment Schedule(s) only, the terms and conditions of the Lease shall be modified as follows:

     Lessee and Lessor hereby agree that the rent payments shown on the Equipment Schedule shall be adjusted if, for the week preceding the week in which the Equipment is accepted for purposes of the Lease, the weekly average of the Three-Year Treasury Note interest rate as specified in the Federal Reserve statistical release H.15 is greater than or less than 5.65%, and said variance is at least equal to one quarter of one percent (.25%), then the rent payments will be adjusted so that for each one one-hundredth of one percent (.01%) increase or decrease in the aforementioned Treasury interest rate, all rent payments shall be increased or decreased by 0.0121%.

     IN WITNESS WHEREOF, the parties have executed this Amendment to Lease effective as of the date set forth above.







USL CAPITAL CORPORATION (LESSOR)   LESSEE SIGNATURE              TITLE
BY                            BY                       Asst. Treasurer
x __________________________________    x/s/ Jerol S. Garner

TITLE                              BY
x __________________________________    x _________________________
HOME OFFICE 733 FRONT STREET       CO-LESSEE SIGNATURE      TITLE
SAN FRANCISCO, CA 94111            BY
Not valid unless executed by Lessor at       x _________________________
Lessor's home office
LMS-451 Rev. (08/94)

  USL
CAPITAL                     EXHIBIT S


     AMENDMENT TO EQUIPMENT SCHEDULE(S) DATED August 29, 1995
               TO MASTER LEASE AGREEMENT ("LEASE")

                             BETWEEN

                USL CAPITAL CORPORATION ("LESSOR")

                               AND

                  IOMEGA CORPORATION ("LESSEE")


     With respect to the above referenced Equipment Schedule(s) only, Paragraphs 5, 6, 7, 8 and 26 of the Lease are hereby deleted and replaced with the following paragraphs:

     5. COMMITMENT DATE. Lessee shall provide Lessor with documentation in accordance with Paragraph 8(a) hereof by the date set forth in an Equipment Schedule or Commitment Letter issued by Lessor as the Commitment Expiration Date.

     6. CERTIFICATE OF ACCEPTANCE. If Lessor so requests, Lessee shall furnish Lessor a written statement (a) acknowledging that the Equipment is in good condition and repair and (b) accepting it as satisfactory in all respects for the purposes of this lease (the "Certificate of Acceptance").

     7. TERMINATION BY LESSOR. If, by the Commitment Expiration Date, the Lessee has not furnished the Lessor with the documentation in accordance with Paragraphs 6 and 8(a) hereof, Lessor may, at its option, terminate this lease and its obligations hereunder with respect to such Equipment Schedule at any time after the Commitment Expiration Date. Lessor shall give Lessee written notice whether or not it elects to exercise such option within ten (10) days after Lessor's receipt of Lessee's written request fore such notice.

     8. TERM; COMMENCEMENT. The term of this lease commences upon the earlier of (a) the date upon which Lessor receives title to the Equipment pursuant to a Bill of Sale or similar documentation or (b) the date of Lessor's execution of this lease. The Rent Commencement Date shall be the later of (a) or (b), above. Lessor is authorized to fill in on this lease the Rent Commencement Date in accordance with the foregoing. The term shall continue until all Lessee's obligations are fulfilled hereunder, unless sooner terminated as to all or any part of the Equipment. The Initial Term of this lease begins on the Rent Commencement Date and expires after the number of period for which the rent payments are due.

     26.  ACQUISITION AGREEMENTS.  If the Equipment described in any Equipment
Schedule is subject to any Acquisition Agreement between the Lessee and the Vendor and/or Manufacturer, Lessee shall indemnify and hold Lessor harmless in accordance with Paragraph 19 from any liability resulting from any Acquisition Agreement as well as liabilities resulting from any Acquisition Agreement Lessor is required to enter into on behalf of Lessee or with Lessee for purposes of this lease.

     Except as amended hereby, the Lease shall remain in full force and effect. In the event of any conflict between the Lease and this Amendment to Equipment Schedule, the Amendment to Equipment Schedule shall govern.

     IN WITNESS WHEREOF, the parties have executed this Amendment to Equipment Schedule as of the date set forth above.




USL CAPITAL CORPORATION (LESSOR)   LESSEE SIGNATURE              TITLE
BY                            BY                       Asst. Treasurer
x __________________________________    x/s/ Jerol S. Garner

TITLE                              BY
x __________________________________    x _________________________
HOME OFFICE 733 FRONT STREET       CO-LESSEE SIGNATURE      TITLE
SAN FRANCISCO, CA 94111            BY
Not valid unless executed by Lessor at       x _________________________
Lessor's home office
LMS-451 Rev. (08/94)


  USL
CAPITAL             INDENTURE AND BILL OF SALE



     This Indenture and Bill of Sale, dated the 29th day of August 1995, from Iomega Corporation, a corporation hereinafter called "Seller" to USL CAPITAL CORPORATION, hereinafter called "Buyer".

                            WITNESSETH

     For valuable consideration, the receipt of which is hereby acknowledged, Seller does hereby sell, assign, transfer, convey and deliver to Buyer all property and equipment of whatsoever kind or character listed, described or otherwise referred to in "Exhibit A" (the "Equipment"), a copy of which Exhibit A is attached hereto and incorporated herein by this reference with the same force and effect as set forth herein in full.

     Seller covenants and warrants that:

     A. It is the owner of, and has absolute title to, all the Equipment free and clear of all claims, liens, encumbrances and all other defect of title of any kind whatsoever.

     B. It has not made any prior sale, assignment or transfer of any item of said Equipment to any person, entity, firm or corporation.

     C. It has the present right, power and authority to sell, assign and transfer each and every item of said Equipment to Buyer.

     D. Each and every item of said Equipment is in good repair, condition and working order.

     E. All acts, proceedings and things necessary and required by laws and the articles of incorporation and by-laws of Seller and agreements or judgements binding upon Seller to make this Indenture and Bill of Sale a valid, binding and legal obligation of Seller have been done, taken and have happened; and the execution and delivery hereof have in all respects been duly authorized in accordance with law and said articles of incorporation and by-laws.

     Seller shall forever warrant and defend the sale, assignment, transfer, conveyance and delivery of each and every item of said Equipment to Buyer, its successors and assigns, against each and every person whomsoever lawfully claiming the same.

     Possession of said Equipment shall not be transferred to Buyer but shall be retained by Seller, it being the intention of Buyer to lease said Equipment to Seller.

     This Indenture and Bill of Sale is binding upon the successors and assigns of Seller and inures to the benefit of the successors and assigns of Buyer.



     IN WITNESS WHEREOF the undersigned Seller has caused this instrument to be executed on the day and year first above appearing, by and through an officer thereunto duly authorized.

IOMEGA CORPORATION (SELLER)
By. /s/ Jerol S. Garner
Title Assistant Treasurer



  USL
CAPITAL      EXHIBIT A TO INDENTURE AND BILL OF SALE


FROM IOMEGA CORPORATION

          To USL CAPITAL CORPORATION

          DATED August 29, 1995


Equipment Location: 1821 West Iomega Way, Building #3
               Roy, Utah 84067

Equipment Description:

(7) Hellios Incorporated, Three spindle, 3-Up ServoWriter stations and peripherals/options as specified in the Helios proposal #1903-12 dated 2/2/94. The following is a breakdown of each unit by serial number and cost:


     Serial #                      Cost
     031595-01            $221,830.00
     050995-03             204,830.00
     040695-01             204,000.00
     061495-05             193,800.00
     062695-06             193,800.00
     073195-09             189,565.00
     081195-12             189,565.00


  USL
CAPITAL


Lessee Name:   IOMEGA CORPORATION

Customer Account # 90168200


                      INSURANCE INFORMATION

     The equipment you have chosen to lease must be properly insured. This outline is intended to assist you and your insurance company in obtaining the necessary coverage:

     Insurers must possess a Best's rating of "A-" or better. USL Capital Corporation is to be named as Certificate Holder on insurance certificates.

   X PHYSICAL DAMAGE: Fire, Extended Coverage, Vandalism, Malicious Mischief and Theft for the full replacement value of all equipment leased or to be leased during the coverage period. The following language should appear on the certificate: "Certificate Holder is included as Loss Payee with respect to equipment leased under Account #90168200" (shown above)

 NA LIABILITY: Property Damage and Bodily Injury coverage in the amount of $3 million naming USL Capital Corporation as additional insured. If liability coverage is required, the following language should appear on the certificate: "Certificate Holder is included as Loss Payee and Additional Insured with respect to equipment leased under Account # ____________" (shown above)


     A copy of the insurance certificate, or other evidence of coverage, needs to be received at USL Capital before funding can occur. This may be faxed to Shirley Chen at 415-627-4565; originals should be sent by mail to:

     USL Capital Corporation
     Equipment Insurance Department, MS-410
     733 Front Street
     San Francisco, CA 94111

     The policy should include a thirty (30) day written notice of cancellation sent to the above address.

     We suggest you forward this information to your insurance representative so that they may update your coverage for you. Thank you for your attention to this matter.



  USL
CAPITAL               QUITCLAIM BILL OF SALE


For valuable consideration, receipt of which is hereby acknowledged, the undersigned Seller hereby transfers any and all of its right, title and interest, if any, in and to the following described personal property except for its rights under the Equipment Schedule dated 8/29/95 to USL Capital
Corporation:

Description of Personal Property (Equipment):

(1) Hellios Incorporated, Three spindle, 3-Up ServoWriter stations and peripherals/options as specified in the Helios proposal #1903-12 dated 2/2/94. The following is a breakdown of each unit by serial number and cost:

     Serial #                 Cost:
     081195-12           $189,565.00



EXECUTED THIS 29TH DAY OF AUGUST, 1995.

IOMEGA CORPORATION (SELLER)

BY: /s/ Jerol S. Garner

Title:   Assistant Treasurer